Exhibit 17.6


To:      Industrial Minerals, Inc. (the "Corporation")



     I hereby resign my position as president and chief executive officer of the Corporation effective as of the close of business on July 9, 2007.


Dated:   July 9, 2007



                                                         /s/ DICK VAN WYCK
                                                         -----------------
                                                         DICK VAN WYCK